AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1997
                                                          FILE NO. 333-________
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              CENTURY BANCORP, INC
             (Exact Name of Registrant as Specified in its Charter)

               MASSACHUSETTS                                04-2498617
 (State or Other Jurisdiction of Incorporation           (I.R.S. Employer
              or Organization)                           Identification No.)

                      400 MYSTIC AVENUE, MEDFORD, MA 02155
              (Address of Principal Executive Offices) (Zip Code)

                    CENTURY BANCORP 401(K) PLAN (THE "PLAN")
                            (Full Title of the Plan)

                               MARSHALL M. SLOANE
                Chairman, President and Chief Executive Officer
                             CENTURY BANCORP, INC.
                               400 Mystic Avenue
                          Medford, Massachusetts 02155
                    (Name and address of Agent for Service)

                                 (617) 391-4000
          Telephone Number, Including Area Code, of Agent for Service

                              --------------------

                                    Copy to:

                              NEAL J. CURTIN, ESQ.
                           BINGHAM, DANA & GOULD LLP
                               150 Federal Street
                             Boston, MA 02110-1726
                                 (617) 951-8000

                        CALCULATION OF REGISTRATION FEE

 --------------------------------------------------------------------------------------------------
                                                PROPOSED          PROPOSED
                                 AMOUNT         MAXIMUM           MAXIMUM             AMOUNT OF
    TITLE OF EACH CLASS OF        TO BE      OFFERING PRICE      AGGREGATE          REGISTRATION
 SECURITIES TO BE REGISTERED  REGISTERED(1)    PER SHARE(2)   OFFERING PRICE(2)         FEE
 --------------------------------------------------------------------------------------------------
  Class A Common Stock,
  $1.00 par value..........      100,000        13.50           1,350,000             409.10
 --------------------------------------------------------------------------------------------------

     (1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares as may be required to cover possible adjustments under the Plan by reason of any stock dividend, stock split, share combination, exchange of shares, merger consolidation, separation, reorganization recapitalization, liquidation, or the like, of or by the Registrant. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     (2) Calculated in accordance with the provisions of Rule 457(h) based on the average of the bid and asked prices reported on the June 23, 1997. It is not known how many shares, if any, will be purchased upon exercise of the election granted under the Plan or at what price such shares will be purchased.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by Century Bancorp, Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement: (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (b) all reports previously filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Registrant's 1995 fiscal year; and (c) the description of the Common Stock contained in the Registrant's registration statement filed with the SEC under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which deregister all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS OR COUNSEL  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 67 of Chapter 156B of the Massachusetts General Laws provides a statutory framework covering indemnification of directors and officers against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers. In addition, the Registrant's Articles of Organization provides for indemnification of officers and directors, subject to certain limitations.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED   Not applicable.

ITEM 8.  EXHIBITS

      The following exhibits are filed as part of this Registration Statement:

     4.1 Century Bancorp 401(k) Plan Prototype Cash or Deferred Profit-Sharing Plan and Trust/Custodial Account Basic Plan Document #04, effective as of October 1, 1996.

     4.2 Century Bancorp 401(k) Plan Prototype Cash or Deferred Profit-Sharing Plan and Trust/Custodial Account Adoption Agreement, effective as of October 1, 1996.

      23    Consent of KPMG Peat Marwick LLP.

      24    Power of Attorney (included in signature page to Registration
              Statement).

      The Plan, and any amendments thereto, has been submitted to the Internal Revenue Service ("IRS") in a timely manner and all changes requred by the IRS in order to qualify the Plan have been made.

ITEM 9.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

           (4) That, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                  [Remainder of page intentionally left blank]

                                   SIGNATURES

      THE REGISTRANT, pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, Commonwealth of Massachusetts, on this 10th day of June, 1997.

                             CENTURY BANCORP, INC.


                        By:    /s/Marshall M. Sloane
                           ___________________________________________
                               Marshall M. Sloane, Chairman, President and
                               Chief Executive Officer

                               POWER OF ATTORNEY


      We, the undersigned Officers and Directors of Century Bancorp, Inc., hereby severally constitute and appoint Marshall M. Sloane, George F. Swansburg and Paul V. Cusick, Jr. and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as Officers and Directors to enable Century Bancorp, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                               Title                  Date


/s/George R. Baldwin
______________________                Director              June 10, 1997
GEORGE R. BALDWIN


/s/Roger S. Berkowitz
______________________                Director              June 10, 1997
ROGER S. BERKOWITZ


/s/Karl E. Case, Ph.D.
______________________                Director              June 10, 1997
KARL E. CASE, PH.D.



______________________                Director              June   , 1997
HENRY L. FOSTER, D.V.M.


/s/Marshall T. Goldman
______________________                Director              June 10, 1997
MARSHALL I. GOLDMAN

/s/Russell B. Higley
______________________                Director              June 10, 1997
RUSSELL B. HIGLEY, ESQ.


/s/Jonathan B. Kay
______________________                Director              June 10, 1997
JONATHAN B. KAY.


/s/Fraser Lemley
______________________                Director              June 10, 1997
FRASER LEMLEY


/S/Joseph P Mercurio
______________________                Director              June 10, 1997
JOSEPH P. MERCURIO


/s/Joseph J. Senna, Esq.
______________________                Director              June 10, 1997
JOSEPH J. SENNA, ESQ.


/s/Barry R. Sloane
______________________                Director              June 10, 1997
BARRY R. SLOANE

/s/Jonathan G. Sloane
______________________                Director              June 10, 1997
JONATHAN G. SLOANE


/s/Marshall M. Sloane
______________________        Chairman, President and       June 10, 1997
MARSHALL M. SLOANE            Chief Executive Officer


/s/Stephanie Sonnabend
______________________                Director              June 10, 1997
STEPHANIE SONNABEND


/s/George F. Swansburg
______________________        Director and Executive        June 10, 1997
GEORGE F. SWANSBURG               Vice President


/s/Jon Westling
______________________                Director              June 10, 1997
JON WESTLING


/s/Paul V. Cusick, Jr.
______________________     Vice President and Treasurer     June 10, 1997
PAUL V. CUSICK, JR.


/s/Kenneth A. Samuelian
______________________     Vice President and Controller    June 10, 1997
KENNETH A. SAMUELIAN          Century Bank and Trust
                            Principal Accounting Officer

                                   SIGNATURES

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Registration Statement to be signed on its behalf of the undersigned. Thereunto, duly authorized, in the City of Medford, Commonwealth of Massachusetts, the 10th day of June, 1997.

                          CENTURY BANCORP 401(K) PLAN
                          (THE "PLAN")


                          By:/s/Paul V. Cusick
                             __________________________________
                             Name:Paul V. Cusick, Jr.
                             Title: Management Committee Member

      Pursuant to the Requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



Signature                               Title                  Date


/s/Marshall M. Sloane
______________________        Management Committee Member   June 18, 1997
MARSHALL M. SLOANE



/s/George F. Swansburg
______________________        Management Committee Member   June 10, 1997
GEORGE F. SWANSBURG



/s/Jonathan G. Sloane
______________________        Management Committee Member   June 10, 1997
JONATHAN G. SLOANE



/s/William L. Sloboda
______________________        Management Committee Member   June 12, 1997
WILLIAM L. SLOBODA



/s/Donld H. Lang
______________________        Management Committee Member   June 12, 1997
DONALD H. LANG

                               INDEX TO EXHIBITS

EXHIBIT NUMBER                 DESCRIPTION

    4.1        Century Bancorp 401(k) Plan Prototype
               Cash or Deferred Profit-Sharing Plan and
               Trust/Custodial Account Basic Plan
               Document #04, effective as of October 1,
               1996.

    4.2        Century Bank 401(k) Plan Prototype Cash
               or Deferred Profit-Sharing Plan and
               Trust/Custodial Account Adoption
               Agreement.  Agreement effective October
               1, 1996.

    23         Consent of KPMG Peat Marwick LLP.

    24 Power of Attorney (included in signature page to Registration Statement).

                                                                     EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Century Bancorp, Inc.:


We consent to the incorporation by reference in the Registration Statement to be filed on Form S-8 by Century Bancorp, Inc. of our report dated January 10, 1997, relating ato the consolidated balance sheets of Century Bancorp, Inc. and subsidiary as of December 31, 1996 and 1995, and he related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period then ended.



                                    KPMG Peat Marwick LLP


				    /s/ KPMG Peat Marwick LLP
                                    ----------------------------------


Boston, Massachusetts
June 25, 1997